EMPLOYMENT AGREEMENT


                  This Employment Agreement is entered into as of March 9, 1998, between Edward V. Collom, Jr. ("Employee") and Epitope, Inc., an Oregon corporation (the "Company").

                  1. SERVICES.

                           1.1 EMPLOYMENT. The Company agrees to employ Employee
as Vice President of Sales and Marketing, and Employee hereby accepts such employment, in accordance with the terms and conditions of this Agreement.

                           1.2 DUTIES. Employee shall have the position named in
Section 1.1 with such powers and duties appropriate to that office (a) as may be provided by the bylaws of the Company and (b) as determined from time to time by the President and Chief Executive Officer or the board of directors of the Company. Employee's position and duties may be changed from time to time during the term of this Agreement, and Employee's place of work may be relocated at the sole discretion of the President and Chief Executive Officer or the board of directors.

                           1.3 OUTSIDE  ACTIVITIES.  Employee  shall  obtain the
consent of the President and Chief Executive Officer or the board of directors before he engages, either directly or indirectly, in any other professional or business activities that may require an appreciable portion of Employee's time or effort to the detriment of the Company's business.

                           1.4  DIRECTION  OF  SERVICES.  Employee  shall at all
times discharge his duties in consultation with and under the supervision and direction of the President and Chief Executive Officer of the Company.

                  2. COMPENSATION AND EXPENSES.

                           2.1 SALARY.  As compensation  for services under this
Agreement, the Company shall pay to Employee a regular salary of $11,666.67 per month. Such salary may be adjusted from time to time in the discretion of the President and Chief Executive Officer or the board of directors. Payment shall be made on a bi-weekly basis, less all amounts required by law or authorized by Employee to be withheld or deducted, in accordance with the Company's usual payroll practices.

                           2.2  ADDITIONAL  EMPLOYEE  BENEFITS.  To  the  extent
otherwise eligible, Employee shall also be entitled to receive or participate in any additional benefits, including without limitation medical, dental, life, and long-term disability insurance programs, medical reimbursement plans, and a 401(k) plan, which may from time to time be made available by the

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Company to  corporate  officers.  The  Company  may change or  discontinue  such benefits at any time in its sole discretion.

                           2.3 EXPENSES.  The Company shall  reimburse  Employee
for all reasonable and necessary expenses incurred in carrying out his duties under this Agreement. Employee shall present to the Company from time to time an itemized account of such expenses in such form as may be required by the Company. The Company shall further pay to Employee (a) a one-time relocation allowance of $25,000, which includes moving and relocation expenses; and (b) a temporary housing allowance through August 1998 in the amount of the most economic rate reasonably available. To the extent the temporary housing allowance described in this section is includable in Employee's net taxable income, the Company shall pay Employee an additional amount so that the amount paid to him under this section, less taxes at Employee's effective marginal tax rate, equals the expenses to be reimbursed.

                           2.4 FEES. All compensation earned by Employee,  other
than pursuant to this Agreement, as a result of services performed on behalf of the Company or as a result of or arising out of any work done by Employee in any way related to the scientific or business activities of the Company shall belong to the Company. Employee shall pay or deliver such compensation to the Company promptly upon receipt. For the purposes of this provision, "compensation" shall include, but is not limited to, all professional and nonprofessional fees, lecture fees, expert testimony fees, publishing fees, royalties, and any related income, earnings, or other things of value; and "scientific or business activities of the Company" shall include, but not be limited to, any project or projects in which the Company is involved and any subject matter that is directly or indirectly researched, tested, developed, promoted, or marketed by the Company.

                  3. STOCK OPTIONS. The Company shall grant Employee an option to purchase 75,000 shares of common stock of the Company at an exercise price equal to the fair market value of the stock on the date of hire. In the event of a change of control of the Company while Employee is employed by the Company, Employee's unvested stock options will vest on the date of the change of control, as defined in the option agreement.

                           4. CONFIDENTIAL INFORMATION.

                           4.1  DEFINED.   "Confidential   Information"  is  all
nonpublic information relating to the Company or its business that is disclosed to Employee, that Employee produces, or that Employee otherwise obtains during employment. "Confidential Information" also includes information received from third parties that the Company has agreed to treat as confidential. Examples of Confidential Information are:

                           4.1.1 Marketing plans.

                           4.1.2 Customer lists.

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                           4.1.3 Product design and manufacturing information.

                           4.1.4 Financial information.

                           4.2 ACCESS TO INFORMATION. Employee acknowledges that
in the course of his employment he will have access to Confidential Information, that such information is a valuable asset of the Company, and that its disclosure or unauthorized use will cause the Company substantial harm.

                           4.3  OWNERSHIP.   Employee   acknowledges   that  all
Confidential Information shall continue to be the exclusive property of the Company (or the third party that disclosed it to the Company), whether or not prepared in whole or in part by Employee and whether or not disclosed to Employee or entrusted to his custody in connection with his employment by the Company.

                           4.4  NONDISCLOSURE  AND NONUSE.  Unless authorized or
instructed in writing by the Company, or required by legally constituted authority, Employee will not, except as required in the course of the Company's business, during or after his employment, disclose to others or use any Confidential Information, unless and until, and then only to the extent that, such items become available to the public through no fault of Employee.

                           4.5 RETURN OF CONFIDENTIAL INFORMATION.  Upon request
by the Company during or after his employment, and without request upon termination of employment pursuant to this Agreement, Employee will deliver immediately to the Company all written or tangible materials containing Confidential Information without retaining any excerpts or copies.

                           4.6  DURATION.  The  obligations  set  forth  in this
Section 4 will continue beyond the term of employment of Employee by the Company and for so long as Employee possesses Confidential Information.

                  5. MATERIALS PREPARED AND INVENTIONS MADE DURING EMPLOYMENT. The Company shall be the exclusive owner of all materials, concepts, and inventions Employee prepares, develops, or makes (whether alone or jointly with others) within the scope of his employment, and of all related rights (including copyrights, trademarks, and patents) and proceeds. Without limitation, materials, concepts, and inventions that (a) relate to the Company's business or actual or demonstrably anticipated research or development, or (b) result from any work performed by Employee for the Company, shall be considered within the scope of Employee's employment. Employee shall promptly disclose all such materials, concepts, and inventions to the Company. Employee shall take all action reasonably requested by the Company to vest ownership of such materials, consents, and inventions in the Company and to permit the Company to obtain copyright, trademark, patent, or similar protection in its name.

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                  6. NONCOMPETITION.  Employee covenants that Employee will not, throughout the United States, either individually or as a director, officer, partner, employee, agent, representative, or consultant with any business, directly or indirectly during the term of employment and for one year thereafter:

                           6.1 Engage or prepare to engage in any business  that
sells products or services competing with those sold by the Company as of the date of Employee's termination of employment with the Company;

                           6.2  Induce or attempt to induce any person who is an
employee of the Company during the term of this covenant to leave the employ of the Company; or

                           6.3 Solicit, divert, or accept orders for products or
services that are substantially competitive with the products or services sold by the Company from any customer of the Company.

                  7. TERMINATION. Employee's employment with the Company is at will. Employee and the Company acknowledge that this Agreement does not create any obligation on Employee's part to work for the Company, nor for the Company to employ Employee, for any fixed period of time and that Employee's employment with the Company and this Agreement may be terminated at any time and for any reason by either Employee or the Company with or without cause and with or without advance notice.

                  8. REMEDIES. The respective rights and duties of the Company and Employee under this Agreement are in addition to, and not in lieu of, those rights and duties afforded to and imposed upon them by law or at equity. Employee acknowledges that breach of Sections 4 or 6 of this Agreement will cause irreparable harm to the Company and agrees to the entry of a temporary restraining order and permanent injunction by any court of competent jurisdiction to prevent breach or further breach of Sections 4 or 6 this Agreement. Such remedy shall be in addition to any other remedy available to the Company at law or in equity.

                  9. SEVERABILITY OF PROVISIONS. The provisions of this Agreement are severable, and if any provision hereof is held invalid or unenforceable, it shall be enforced to the maximum extent permissible, and the remaining provisions of the Agreement shall continue in full force and effect.

                  10. ATTORNEY FEES. In the event a suit or action is filed to enforce Sections 4 or 6 of this Agreement, the prevailing party shall be reimbursed by the other party for all costs and expenses incurred in connection with the suit or action, including without limitation reasonable attorney fees at trial or on appeal.

                  11. NONWAIVER. Failure of the Company at any time to require performance of any provision of this Agreement shall not limit the right of the Company to enforce the provision. No provision of this Agreement or breach thereof may be waived by either party except by a writing signed by that party. A waiver of any breach of a provision of this

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Agreement shall be construed  narrowly and shall not be deemed to be a waiver of any succeeding breach of that provision or a waiver of that provision itself or of any other provision.

                  12. ARBITRATION.

                           12.1  CLAIMS  COVERED.  All claims or  controversies,
except for those excluded by Section 12.2 ("claims"), whether or not arising out of Employee's employment (or its termination), that the Company may have against Employee or that Employee may have against the Company or against its officers, directors, employees or agents, in their capacity as such or otherwise, shall be resolved as provided in this Section 12. Claims covered by this Section 12 include, but are not limited to, claims for wages or other compensation due; claims for breach of any contract or covenant (express or implied); tort claims; claims for discrimination (including, but not limited to, race, sex, sexual orientation, religion, national origin, age, marital status, or disability); claims for benefits (except where an employee benefit or pension plan specifies that its claims procedure shall culminate in an arbitration procedure different from this one); and claims for violation of any federal, state, or other governmental law, statute, regulation, or ordinance, except as provided in
Section 12.2.

                           12.2  NON-COVERED  CLAIMS.   Claims  arising  out  of
Sections 4 or 6 of this Agreement and workers' compensation or unemployment compensation benefits are not covered by this Section 12. Non-covered claims include but are not limited to claims by the Company for injunctive and/or other equitable relief for unfair competition and/or the use and/or unauthorized disclosure of trade secrets or confidential information, as to which Employee understands and agrees that the Company may seek and obtain relief from a court of competent jurisdiction.

                           12.3  REQUIRED  NOTICE OF ALL CLAIMS  AND  STATUTE OF
LIMITATIONS. Company and Employee agree that the aggrieved party must give written notice of any claim to the other party within one year of the date the aggrieved party first has knowledge of the event giving rise to the claim; otherwise the claim shall be void and deemed waived even if there is a federal or state statute of limitations which would have given more time to pursue the claim. The written notice shall identify and describe the nature of all claims asserted and the facts upon which such claims are based.

                           12.4 HEARING OR MEDIATION.  Prior to any  arbitration
proceeding taking place pursuant to this section, Company or Employee may, at its respective option, elect to submit the claim to non-binding mediation before a mutually agreeable mediation tribunal or mediator, in which event both parties shall execute a suitable confidentiality agreement and abide by the procedures specified by the mediation tribunal or mediator.

                           12.5 ARBITRATION PROCEDURES. Any arbitration shall be
conducted in accordance with the then-current Model Employment Arbitration Procedures of the American Arbitration Association ("AAA"), modified to substitute for AAA actions, the United States Arbitration and Mediation Service ("USA&MS"), before an arbitrator who is licensed to practice

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law in the state of Oregon (the "Arbitrator").  The arbitration shall take place in or near Portland, Oregon.

                                    12.5.1  SELECTION OF ARBITRATOR.  The USA&MS
shall give each party a list of 11 arbitrators drawn from its panel of labor-management dispute arbitrators. Each party may strike all names on the list it deems unacceptable. If only one common name remains on the lists of all parties, that individual shall be designated as the Arbitrator. If more than one common name remains on the lists of all parties, the parties shall strike names alternately until only one remains. The party who did not initiate the claim shall strike first. If no common name remains on the lists of all parties, the USA&MS shall furnish an additional list or lists until an Arbitrator is selected.

                                    12.5.2  APPLICABLE LAW. The Arbitrator shall
apply the substantive law (and the law of remedies, if applicable) specified in this Agreement or federal law, or both, as applicable to the claim(s) asserted. The Oregon Rules of Evidence shall apply. The Arbitrator, and not any federal, state, or local court or agency, shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability or formation of this Agreement, including but not limited to any claim that all or any part of this Agreement is void or voidable. The arbitration shall be final and binding upon the parties, except as provided in this Agreement.

                                    12.5.3 AUTHORITY.  The Arbitrator shall have
jurisdiction to hear and rule on pre-hearing disputes and is authorized to hold pre-hearing conferences by telephone or in person as the Arbitrator deems necessary. The Arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure. The Arbitrator shall render an award and opinion in the form typically rendered in labor arbitrations.

                                    12.5.4  REPRESENTATION.  Any  party  may  be
represented by an attorney or other representative selected by the party.

                                    12.5.5 DISCOVERY.  Each party shall have the
right to take the deposition of one individual and any expert witness designated by another party. Each party also shall have the right to make requests for production of documents to any party. The subpoena right specified below shall be applicable to discovery pursuant to this paragraph. Additional discovery may be had only where the Arbitrator selected pursuant to this Agreement so orders, upon a showing of substantial need. At least 30 days before the arbitration, the parties must exchange lists of witnesses, including any experts, and copies of all exhibits intended to be used at the arbitration. Each party shall have the right to subpoena witnesses and documents for the arbitration.

                                    12.5.6   REPORTER.   Either  party,  at  its
expense, may arrange for and pay the cost of a court reporter to provide a stenographic record of proceedings.

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                                    12.5.7  POST-HEARING  BRIEFS.  Either party,
upon request at the close of hearing, shall be given leave to file a post-hearing brief. The time for filing such a brief shall be set by the Arbitrator.

                           12.6 ENFORCEMENT. Either party may bring an action in
any court of competent jurisdiction to compel arbitration under this Agreement and to enforce an arbitration award. Except as otherwise provided in this Agreement, both the Company and Employee agree that neither shall initiate or prosecute any lawsuit (other than for a non-covered claim) in any way related to any claim covered by this Agreement. A party opposing enforcement of an award may not do so in an enforcement proceeding, but must bring a separate action in any court of competent jurisdiction to set aside the award, where the standard of review will be the same as that applied by an appellate court reviewing a decision of a trial court sitting without a jury.

                           12.7 ARBITRATION FEES AND COSTS. Company and Employee
shall equally share the fees and costs of the Arbitrator. Each party will deposit funds or post other appropriate security for its share of the Arbitrator's fee, in an amount and manner determined by the Arbitrator, 10 days before the first day of hearing. Each party shall pay for its own costs and attorneys' fees, if any, provided that the Arbitrator, in its sole discretion, may award reasonable fees to the prevailing party in a proceeding.

                  13. GENERAL TERMS AND CONDITIONS. This Agreement constitutes the entire understanding of the parties relating to the employment of Employee by the Company, and supersedes and replaces all written and oral agreements heretofore made or existing by and between the parties relating thereto. This Agreement shall be construed in accordance with the laws of the state of Oregon, without regard to any conflicts of laws rules thereof. This Agreement shall inure to the benefit of any successors or assigns of the Company. All captions used herein are intended solely for convenience of reference and shall in no way limit any of the provisions of this Agreement. Employee acknowledges that he signed this Agreement upon his initial employment with the Company.

                  The parties have executed this Employment Agreement as of the date stated above.


                                       EPITOPE, INC.



/s/ Edward V. Collom, Jr.              By: -------------------------------------
EDWARD V. COLLOM, JR.
                                       Title: ----------------------------------

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